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                                                        EXHIBIT 23.4

COOPERS & LYBRAND

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement on Form S-4 to be filed on November 4, 1996, of our report dated February 19, 1993, except for the third paragraph of Note 1 and Note 14 and the twelfth paragraph of Note 11 as to which the date is June 30, 1993, on our audits of the financial statements of TNI Associates as of December 31, 1992 and 1991 and for the years then ended, which appears in Form 8-K/A of Paging Network Inc., dated April 3, 1995. We also consent to the reference of our Firm under the caption "Experts" in this Registration Statement.

                                        COOPERS & LYBRAND L.L.P.


New Haven, Connecticut
November 1, 1996